UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2007

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle
Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

                On November 7, 2007, we issued a press release announcing preliminary results for the third quarter ended September 30, 2007. A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Item 2.02 of Form 8-K. The information contained in the press release is incorporated herein by reference.

Item 2.03.              Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of the Registrant.

            On November 6, 2007, we entered into a Bridge Note Purchase Agreement with a certain lender, pursuant to which such lender committed to advance us up to $750,000 in exchange for a promissory note that bears interest at the rate of 5% per annum. The maturity date for this promissory note is the earlier of November 6, 2008 or the consummation of a transaction, or series of related transactions, in which we sell shares of our capital stock or securities convertible into shares of capital stock in exchange for aggregate gross proceeds of at least $5,000,000. In addition, if all of the outstanding principal and interest due under this promissory note is not repaid on or before February 6, 2008, the aggregate amount due under the promissory note shall increase by $50,000 and the interest rate shall increase to 10% per annum. As of November 7, 2007, we had not drawn down any funds under this promissory note.

                In connection with this Bridge Note Purchase Agreement we issued the lender a five-year warrant to purchase up to 93,750 shares of common stock at an initial exercise price equal to the greater of $6.70 per share or the price per share of our common stock sold to investors in any transaction, or series of related transactions, in which we sell shares of our capital stock or securities convertible into shares of capital stock on or before December 31, 2007 in exchange for aggregate gross proceeds of at least $5,000,000.

                The foregoing summary of the Bridge Note Purchase Agreement, Form of Promissory Note and Form of Warrant does not purport to be complete and is qualified in its entirety by the Bridge Note Purchase Agreement, Form of Promissory Note and Form of Warrant that are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 3.02.              Unregistered Sales of Equity Securities.

                As discussed above, on November 6, 2007, we entered into a Bridge Note Purchase Agreement with a lender pursuant to which the lender agreed to lend us up to $750,000. Pursuant to this Bridge Note Purchase Agreement, we issued the lender a five year warrant to purchase up to 93,750 shares of our common stock. This warrant has an initial exercise price equal to the greater of $6.70 per share or the price per share of our common stock sold to investors in any transaction, or series of related transactions, in which we sell shares of our capital stock or securities convertible into shares of capital stock on or before December 31, 2007 in exchange for aggregate gross proceeds of at least $5,000,000. The promissory note and warrant were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The lender qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 9.01.              Financial Statements and Exhibits .

(d)           Exhibits

10.1	Bridge Note Purchase Agreement, dated as of November 6, 2007, by and between KeyOn Communications Holdings, Inc. and the lenders thereunder

10.2	Form of Bridge Loan Promissory Note

10.3	Form of Bridge Loan Warrant

99.1	Press Release, dated November 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: November 7, 2007	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer